Exhibit 10.16

MEDICALCV, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO 2001 EQUITY INCENTIVE PLAN

No. of shares subject to option: 149,850	Option No.: F-032
Date of grant: November 18, 2004

THIS OPTION AGREEMENT is entered into by and between MedicalCV, Inc., a Minnesota corporation (the “Company”), and Lawrence L. Horsch (the “Optionee”) pursuant to the Company’s 2001 Equity Incentive Plan, as amended to date (the “Plan”).  Unless otherwise defined herein, certain capitalized terms shall have the meaning set forth in the Plan.

W I T N E S S E T H:

1.                                       Nature of the Option.  This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended.

2.                                       Grant of Option.  Pursuant to the provisions of the Plan, the Company grants to the Optionee, subject to the terms and conditions of the Plan and to the terms and conditions herein set forth, the right and option to purchase from the Company all or a part of an aggregate of 149,850 (one hundred forty-nine thousand, eight hundred fifty) shares of Stock (the “Shares”) at the purchase price of $1.67 per share, such Option to be exercised as hereinafter provided.

3.                                       Terms and Conditions.  It is understood and agreed that the Option evidenced hereby is subject to the following terms and conditions:

(a)                                  Expiration Date.  This Option shall expire ten years after the date of grant specified above.  Notwithstanding the foregoing, if the Optionee’s employment or relationship with the Company or Related Company is terminated by reason of death, Disability or Retirement, this Option shall expire on the one-year anniversary of the termination date.  If the Optionee’s employment or relationship with the Company or Related Company is terminated by reasons for other than death, Disability or Retirement, this Option shall, subject to Section 4 of the Plan, expire on the three-month anniversary of the termination date.  Except as otherwise provided by the Board, an Optionee shall be considered to have a “Disability” if the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days.

(b)                                 Exercise of Option.  Subject to the Plan and the other terms of this Agreement regarding the exercisability of this Option, this Option shall be exercisable cumulatively, to the extent it is vested, as set forth in Exhibit A.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.  This Option may not be exercised for a fraction of a Share, and must be exercised for no fewer than one hundred (100) shares of Stock, or such lesser number of shares as may be vested.

(c)                                  Payment of Purchase Price Upon Exercise.  At the time of any exercise, the Exercise Price of the Shares as to which this Option is exercised shall be paid in cash to the Company, unless, in accordance with the provisions of Section 4.2(c) of the Plan, the Board shall permit or require payment of the purchase price in another manner set forth in the Plan.

(d)                                 Nontransferability.  This Option shall not be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or by the Optionee’s guardian or legal representative.  No transfer of this Option by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company is furnished with written notice thereof and a copy of the will and/or such other evidence as the Board may determine necessary to establish the validity of the transfer.

(e)                                  Acceleration of Option Upon Change in Control.  In the event of a Change in Control, as defined in Section 1.3 of the Plan, the provisions of Section 3(b) and Exhibit A hereof pertaining to vesting shall cease to apply and this Option shall become immediately vested and fully exercisable with respect to all Shares; provided, however, that the provisions of this Subsection 3(e) shall not apply unless the Optionee has been employed by the Company for a period equal to or exceeding one calendar year.  No acceleration of vesting shall occur under this Subsection 3(e) in the event a surviving corporation or its parent assumes this Option or in the event the surviving corporation or its parent substitutes an option agreement with substantially the same terms as provided in this Agreement.  Nothing in this Subsection 3(e) shall limit the Committee’s authority to cancel this Option in accordance with Section 9 of the Plan.

(f)                                    Subject to Lock Up.  Optionee understands that the Company at a future date may file a registration or offering statement (the “Registration Statement”) with the Securities and Exchange Commission to facilitate an underwritten public offering of its securities.  The Optionee agrees, for the benefit of the Company, that should such an underwritten public offering be made and should the managing underwriter of such offering require, the undersigned will not, without the prior written consent of the Company and such underwriter, during the Lock Up Period as defined herein: sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of this Option or any of the Shares acquired upon exercise of this Option during the Lock Up Period; or sell or grant, or agree to sell or grant, options, rights or warrants with respect to any of the Shares acquired upon exercise of this Option.  The foregoing does not prohibit gifts to donees or transfers by will or the laws of descent to heirs or beneficiaries provided that such donees, heirs and beneficiaries shall be bound by the restrictions set forth herein.  The term “Lock Up Period” shall mean the lesser of (x) 180 days or (y) the period during which Company officers and directors are restricted by the managing underwriter from effecting any sales or transfers of the Shares.  The Lock Up Period shall commence on the effective date of the Registration Statement.

(g)                                 Not An Employment Contract.  The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

(h)                                 No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any Shares prior to the date of issuance to the Optionee of a certificate for such Shares.

(i)                                     Compliance with Law and Regulations.  This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject to all applicable laws, rules and regulations (including, but not limited to, federal securities laws) and to such approvals by any government or regulatory agency as may be required.  This Option shall not be exercisable, and the Company shall not be required to issue or deliver any certificates for Shares of Stock prior to the completion of any registration or qualification of such Shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.  Moreover, this Option may not be exercised if its exercise or the receipt of Shares of Stock pursuant thereto would be contrary to applicable law.

(j)                                     Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

4.                                       Termination of Employment. Upon the termination of the employment of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)                                  Upon the Involuntary Termination of Optionee’s employment or the voluntary termination or resignation of Optionee’s employment, the Optionee may exercise the Option to the extent the Optionee was vested in and entitled to exercise the Option at the date of such employment termination for a period of three (3) months after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier.  To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

(b)                                 If the employment of an Optionee is terminated by the Company for cause, then the Board or the Committee shall have the right to cancel any Options granted to the Optionee under the Plan.

5.                                       Death, Disability or Retirement of Optionee.  Upon the death, Disability or Retirement, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

(a)                                  If the Optionee is at the time of his or her Disability employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of his or her Disability.  For purposes of this Section 5, the term “Disability”

shall mean that the Optionee is unable, by reason of a medically determinable physical or mental impairment, to substantially perform the principal duties of employment with the Company, which condition, in the opinion of a physician selected by the Board, is expected to have a duration of not less than 120 days, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of “Disability,” in which case such definition shall control.  The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

(b)                                 If the Optionee is at the time of his or her death employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee’s estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee’s death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of death.

(c)                                  If the Optionee is at the time of his or her Retirement employed by the Company or a Subsidiary and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of the Optionee’s Retirement or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Retirement.  For purposes of this Section 5, Retirement of the Participant shall mean, with the approval of the [Committee], the occurrence of the Participant’s Date of Termination on or after the date the Participant attains age [55].

(d)                                 If the Optionee dies within three (3) months after Termination of Optionee’s employment with the Company or a Subsidiary the Option may be exercised for nine (9) months following the date of Optionee’s death or the expiration date of the Option, whichever date is earlier, by the Optionee’s estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was vested in and entitled to exercise the Option at the time of Termination.

6.                                       Termination of Relationship for Misconduct.  If the Board or the Committee reasonably believes that the Optionee has committed an act of misconduct, it may suspend the Optionee’s right to exercise this option pending a determination by the Board or the Committee.  If the Board or the Committee determines that the Optionee has committed an act of  misconduct, neither the Optionee nor the Optionee’s estate shall be entitled to exercise any option whatsoever. For purposes of this Section 6, an act of misconduct shall include embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company’s rules resulting in loss, damage or injury to the Company, or if the Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition with respect to the Company, or induces any party to breach a contract with the Company,   In making such determination, the Board or the Committee shall act fairly and shall give the Optionee an opportunity to appear and present evidence on the Optionee’s behalf at a hearing before the Board or the Committee.

7.                                       Optionee Bound by Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

8.                                       Heirs and Successors.  This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary’s exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

9.                                       Plan Governs.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

10.                                 Notices.  Any notice hereunder to the Company shall be addressed to it at its principal executive offices, located at 9725 South Robert Trail, Inver Grove Heights, Minnesota 55077, Attention: Chief Executive Officer; and any notice hereunder to the Optionee shall be addressed to the Optionee at the address last appearing in the employment records of the Company; subject to the right of either party to designate at any time hereunder in writing some other address.

11.                                 Counterparts.  This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

12.                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, except to the extent preempted by federal law, without regard to the principles of comity or the conflicts of law provisions of any other jurisdiction.

IN WITNESS WHEREOF, MedicalCV, Inc. has caused this Agreement to be executed by its Chief Financial Officer and the Optionee has executed this Agreement, both as of the day and year first above written.

MEDICALCV, INC.

/s/ John H. Jungbauer
By John H. Jungbauer
Its Vice President, Finance and CFO

OPTIONEE

/s/ Lawrence L. Horsch

Lawrence L. Horsch
1404 Hilltop Ridge
Houlton, WI 54082

EXHIBIT A

OPTION AND VESTING DATA

Name of Optionee:	Lawrence L. Horsch

Number of Shares Subject to Option:	149,850

Date of Grant:	November 18, 2004

OPTION VESTING SCHEDULE

DATE	NO. OF SHARES EXERCISABLE

December 18, 2004	49,950
January 18, 2005	49,950
February 18, 2005	49,950

The above vesting schedule assumes an ongoing relationship with the Company.  Your rights to exercise the unvested portion of your option will cease upon termination of relationship with the Company, subject to Change in Control provisions set forth in Section 9 of the Plan.  Reference is made to the Plan and to relevant sections of the Agreement between you and the Company for your rights to exercise the vested portion of your option in the event of termination of your relationship with the Company during lifetime or upon death.  The above vesting schedule is in all respects subject to the terms of those documents.

OPTIONEE	MEDICALCV, INC.

/s/ Lawrence L. Horsch	/s/ John H. Jungbauer
Lawrence L. Horsch	By John H. Jungbauer
1404 Hilltop Ridge	Its Vice President, Finance and CFO
Houlton, WI 54082

SCHEDULE I - NOTATIONS AS TO PARTIAL EXERCISE

Date of Exercise	Number of Purchased Shares	Balance of Shares on Option	Authorized Signature	Notation Date